AMENDMENT NO. 1 TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT
This Amendment No. 1 to Membership Interest Purchase Agreement (this “Amendment”) is dated as of December 2, 2014 (the “Effective Date”), by and between QEP Field Services Company, a Delaware corporation (“Seller”), and Tesoro Logistics LP, a Delaware limited partnership (“Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS:
A.    Seller and Purchaser have entered into that certain Membership Interest Purchase Agreement dated October 19, 2014 (the “MIPA”), pursuant to which Purchaser agreed to acquire from Seller 100% of the issued and outstanding membership interests of QEP Field Services, LLC, a Delaware limited liability company, subject to the terms and conditions set forth therein.
B.    Seller and Purchaser desire to amend the MIPA as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties, covenants, conditions and agreements contained herein and the MIPA, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions. In addition to the terms defined in the introductory paragraph and the recitals of this Agreement, for purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings set forth in the MIPA.

Section 1.2    Rules of Construction. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the rules of construction set forth in Section 1.2 of the MIPA.

ARTICLE II
AMENDMENTS

Section 2.1    Section 6.11(e) of the MIPA is amended such that the section reads in its entirety as follows: “As of the Closing Date, neither Purchaser nor its Affiliates will assume or be responsible for any liabilities or obligations under or in connection with the QEP Resources, Inc. Deferred Compensation Wrap Plan (the “Seller Deferred Compensation Plan”) with respect to any Continuing Employees who participate therein or otherwise and all such liabilities and obligations will remain liabilities and obligations of Seller and its Affiliates. Neither Seller nor any “rabbi trust” associated with the Seller Deferred Compensation Plan will transfer any cash or assets to the Purchaser or its Affiliates (or to any “rabbi trust” associated with the Purchaser’s or its Affiliate’s deferred compensation plan). The Seller and the Purchaser acknowledge and intend that the termination of employment of the Business Employees who participate in the Seller Deferred Compensation Plan (“Deferred Compensation Plan Participants”) from the Seller in connection with their transfer of employment to the Purchaser or its Affiliate pursuant to this Agreement will constitute a “separation from service” for purposes of Code Section 409A and the Treasury Regulations thereunder.

Section 2.2    The first sentence of Section 6.11(g) of the MIPA is amended such that the sentence reads as follows: “As of 12:01 a.m. Mountain Standard Time on the Closing Date (or such later time as a Continuing Employee becomes employed by Purchaser and its Affiliates) (the “Transfer Time”), each Continuing Employee participating in any Employee Plan that is a health and welfare benefit plan (each, a “Seller Welfare Plan”) shall cease participation in such Seller Welfare Plans and commence participation in health and welfare benefit plans that shall be maintained, administered or contributed to, as applicable, as of the Transfer Time by Purchaser and its Subsidiaries.”

Section 2.3    A new Section 6.26 is added to the MIPA, which reads in its entirety as follows: “Section 6.26     Operating and Maintenance Agreements. Following the Closing, Parent, Seller and Purchaser shall, and shall cause their applicable Affiliates to, use their Commercially Reasonable Efforts to enter into operating and maintenance or other applicable agreements, within the term provided for in Schedule A-4 to the Transition Services Agreement (or if no term is applicable, within six (6) months from the Closing Date), with respect to the use and operation of certain assets and other equipment, information technology and software that are used in both the Business and the respective businesses of Parent and Seller, or their Affiliates, to provide:
(a)that where a supervisory control and data acquisition asset related to the Business is used solely by the Seller Group or solely by the Acquired Company or the Acquired Subsidiaries, the party using that asset shall own and operate that asset;

(b)that where a supervisory control and data acquisition asset related to the Business is used by or provides services to both the Seller Group and the Acquired Company or the Acquired Subsidiaries, the applicable parties shall share that asset in a way that ensures the asset continues to function as designed with provisions to protect each party from the non-performance of that asset and allows for observance of critical preventative maintenance, programming and the like by the non-operating party; provided, however, if the applicable parties cannot do so for regulatory, confidentiality or other business reasons, the applicable parties will share, pro-rata, the cost of duplicating such asset in accordance with mutually agreed to ratios;

(c)for a separation of Seller’s information technology from the Business to ensure regulatory compliance, operational reliability, and protection of data, the costs of which shall be shared by the Parties pro-rata according to mutually agreed ratios; and

(d)that where applicable software licenses used in the operation of the Business prior to Closing have not or cannot be transferred to Purchaser, the Acquired Company or the Acquired Subsidiaries, as applicable, because such license is used in both the Business and the businesses of the Seller Group, the parties shall agree on the costs of duplicating such license on behalf of Purchaser, the Acquired Company or the Acquired Subsidiaries, as applicable.

Section 2.4    A new sentence is added at the end of Section 8.1 to the MIPA, which reads as follows: “The Closing shall be deemed effective as of 12:01 am, Mountain time, on the Closing Date.”

Section 2.5    Pursuant to Section 6.7 of the MIPA, the Parties acknowledge that the disclosure schedules of Seller applicable to Articles 3 and 4 of the MIPA as of the Closing Date shall be as set forth on Exhibit A hereto.

ARTICLE III
MISCELLANEOUS

Section 3.1    Other than as set forth above, the MIPA shall remain in full force and effect as written.

Section 3.2    Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Amendment and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

Section 3.3    This Amendment and the legal relations between the Parties shall be governed by and construed in accordance with Section 12.4 of the MIPA.

Section 3.4    This Amendment constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 3.5    This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Either Party’s delivery of an executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Amendment in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

Section 3.6    This Amendment is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Amendment.

Section 3.7    The invalidity or unenforceability of any term or provision of this Amendment in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Amendment that is manifestly unjust.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

QEP FIELD SERVICES COMPANY

By:_/s/ Richard J. Doleshek___________________
Name: Richard J. Doleshek
Title: Executive Vice President and Chief Financial Officer

TESORO LOGISTICS LP By: Tesoro Logistics GP, LLC, its general partner

By:_/s/ Philip M. Anderson__________________
Name: Philip M. Anderson
Title: President